Exhibit 4.1

P17-

Series 17 Preferred Stock

CELL THERAPEUTICS, INC.

A Washington Corporation

THIS CERTIFIES THAT *                                         * is the record holder of *                    (            )* shares of Series 17 Preferred Stock of Cell Therapeutics, Inc. (the “Corporation”) transferable only on the share register of the Corporation by the holder, in person or by such holder’s duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby shall be held subject to all of the provisions of the Amended and Restated Articles of Incorporation, as amended, and the Second Amended and Restated Bylaws of the Corporation, and any amendments thereto, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of said Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws were imprinted in full on this Certificate, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

The shares represented by this Certificate are convertible into shares of Common Stock as set forth in the Amended and Restated Articles of Incorporation of the Corporation.

The Corporation will furnish without charge to each shareholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this             day of October, 2012.

James A. Bianco, M.D.,	Louis A. Bianco, Executive Vice President,
President and Chief Executive Officer	Finance and Administration

no par value

FOR VALUE RECEIVED, THE UNDERSIGNED HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                                                                   SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                          ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

no par value